Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS
     We consent to the use in this Registration Statement of The O’Gara Group, Inc. on Form S-1 of our report dated May 5, 2008 related to the financial statements of Transportadora de Protección y Seguridad, S.A. de C.V. as of and for the years ended December 31, 2006 and 2007, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu

/s/ Roberto Lozano

C.P.C. Roberto Lozano
Monterrey, N.L. Mexico
August 20, 2008